EXHIBIT 10.32       LEASE BETWEEN SCIENCE PARK DEVELOPMENT
                  CORPORATION AND VION PHARMACEUTICALS, INC.
                             AS OF NOVEMBER 1, 2001

                                TABLE OF CONTENTS


Article No.       Description                                                            Page
-----------       -----------                                                            ----
       1          Leased Premises                                                         2
       2          Term                                                                    3
       3          Rent                                                                    3
       4          Taxes                                                                   6
       5          Tenant's Use of Leased Premises                                         7
       6          Alterations                                                             8
       7          Repairs                                                                 9
       8          Compliance with Laws; Increased Insurance Rates;
                  Environmental Laws                                                     10
       9          Floor Load; Engines, Machinery and Equipment                           13
      10          Tenant's Obligations to Landlord's Lenders                             13
      11          Limitations on Landlord's Liability                                    14
      12          Tenant's Obligation to Protect Landlord and Landlord's Lenders         15
      13          Fire and Other Casualty                                                16
      14          Taking by Governmental Authority                                       17
      15          Tenant's Right to Encumber, Assign, or Sublease                        18
      16          Access to Leased Premises                                              19
      17          Default and Termination                                                20
      18          Landlord's Performance on Tenant's Behalf                              22
      19          Tenant's Quiet Enjoyment of the Leased Premises                        22
      20          No Waiver by Landlord                                                  22
      21          Inability to Perform                                                   23
      22          Notices and Other Communications                                       23
      23          Rules and Regulations                                                  24
      24          Security Deposit                                                       24
      25          Insurance                                                              25
      26          Services Provided by Landlord                                          26
      27          Services Provided by Tenant                                            27
      28          Signs                                                                  27
      29          Brokerage                                                              27
      30          Notice of Lease                                                        28
      31          Surrendering of Leased Premises                                        28
      32          Additional Obligations of Tenant                                       28
      33          Tenant's Waiver of Rights                                              29
      34          Effect of Written Lease Agreement                                      29
      35          Interpretation of Lease                                                29
      36          Option to Expand Leased Premises                                       30




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


Exhibit A         Legal Property Description - Building 4, 375 Winchester Avenue

Schedules
---------
   A              Floor Plan of the Leased Premises
   B              Chemicals and Hazardous Materials
   C              Equipment
   D              Rules and Regulations

         This lease (this "Lease"), made and entered into as of the 1st day of November, 2001 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation with offices at 25 Science Park, New Haven, Connecticut 06511 (herein referred to as "Landlord") and VION PHARMACEUTICALS, INC., a Delaware corporation with a principal place of business at 4 Science Park, New Haven, Connecticut, 06511 (herein referred to as "Tenant").


                              W I T N E S S E T H:

         Tenant warrants and represents to Landlord that Tenant is a corporation organized and in good standing under the laws of the State of Delaware and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Landlord warrants and represents to Tenant that Landlord is a corporation organized and in good standing under the laws of the State of Connecticut and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Based upon the foregoing, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Leased Premises as hereinafter defined, for the Term, rentals, and upon other conditions and covenants as follows:


                           ARTICLE 1. LEASED PREMISES

         1.1. Leased Premises. Landlord holds fee simple title to that certain land and the improvements thereon known as 4 Science Park, which real property has an address of 375 Winchester Avenue in the City of New Haven, County of New Haven and State of Connecticut and which real property is more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Tenant shall lease from Landlord a portion of the building situated on the Property (the "Building"), which portion is located on the East side of the Building on the first, third and fourth floors and consists of approximately 19,738 rentable square feet, which leased space is delineated on the floor plan attached hereto as Schedule A and made a part hereof (the "Leased Premises"). Tenant's rights under this Lease shall include, in common with other tenants of the Building, use of the land and the facilities, accesses, hallways, roadways, sidewalks, and like service and scenic improvements and grounds (with the exception of parking areas), which are intended for the common use of tenants of the Building ("Common

Facilities"). The Property is part of an area of approximately 80 acres generally referred to as "Science Park".

         1.2. Parking Areas. The rental of the Leased Premises will include the use of fifty-five (55) parking spaces located in the parking lot serving the Building from time to time. Additional spaces, if available, will be billed at Landlord's prevailing rate. Landlord has the right to reassign the location of parking spaces for Tenant's use. Tenant's use of the spaces shall be subject to the reasonable rules and regulations adopted by the Landlord, as such are adopted or amended from time to time. Tenant shall have no right to use any other parking spaces. The parking spaces may be unassigned and unmarked; the lot shall be unattended and parking shall be at Tenant's risk.

         1.3. "As Is" Condition; No Representations by Landlord. The Leased Premises shall be made available to Tenant in its present "as is" condition. Tenant represents that it has inspected the Leased Premises to its full satisfaction, accepts it "as is" and relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to its condition or repair, or as to taxes or any other matter relating to the Leased Premises, except as otherwise expressly provided in this Lease.

                                 ARTICLE 2. TERM

         Term of Lease. The "Term" of this Lease shall commence on November 1, 2001 (the "Commencement Date") and, unless sooner cancelled or terminated in accordance with the terms of this Lease, will expire on October 31, 2006 (the "Expiration Date"). Notwithstanding the preceding sentence, Tenant shall have the right to terminate this Lease as of October 31, 2004 by providing Landlord with written notice on or before April 30, 2004. If Landlord does not receive such notice on or before such date, Tenant's right to terminate shall be deemed waived.

                                 ARTICLE 3. RENT

         3.1. Base Rent. Tenant shall pay to Landlord a base annual rent ("Base Rent") computed at the rate per rentable square foot of the Leased Premises shown on the table below, due and payable in twelve (12) equal monthly installments in advance on the first (1st) day of each calendar month during the Term. If the Commencement Date shall be any day other than the 1st day of a calendar month, Base Rent for such calendar month shall be pro-rated on a per diem basis.

         During the five year Term of this Lease, Tenant shall pay to Landlord the following Base Rent:



                                       3

         Period            Rent Per Sq. Ft.        Annual Rent           Monthly Installment
         ------            ---------------         -----------           -------------------
                                                                                  Due
                                                                                  ---
         Year 1                 $12.00              $236,856.00               $19,738.00
         Year 2                 $13.00              $256,594.00               $21,382.83
         Year 3                 $14.00              $276,332.00               $23,027.67
         Year 4                 $15.00              $296,070.00               $24,672.50
         Year 5                 $16.00              $315,808.00               $26,317.33

         3.2. Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord additional rent ("Additional Rent") consisting of all other sums of money as shall become due and payable by Tenant hereunder, including without limitation, amounts due and payable under Section 3.3 and Section 4.3, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Base Rent.

         3.3. Utilities and Operating Expenses.

                  A. Tenant's Pro Rata Share. As used in this Lease, the term "Tenant's Pro Rata Share" means that percent, calculated by dividing the gross interior square footage of the Leased Premises by the aggregate gross interior square footage of the Building and expressing the fraction as a percentage.

                  B. Gas and Electricity. Tenant shall pay to Landlord as Additional Rent hereunder for gas and electricity provided to the Leased Premises an amount equal to Tenant's Pro Rata Share of Landlord's aggregate cost to provide gas and electricity to the Building. Landlord has the right to reasonably estimate the gas and electricity charges to be incurred at the Building during each year of the Term and to charge Tenant its proportionate share of such estimate each month during the lease year, with an annual reconciliation of the amounts so paid by Tenant to be prepared by Landlord and furnished to Tenant as soon as reasonably practical following the end of each calendar year during the term but in any event by May 15 of the following year. If Tenant shall have paid for any lease year an amount in excess of its proportionate share of the actual gas and electricity service charges for such period, Landlord shall credit the amount overpaid against Tenant's next payments for gas and electricity service, and if Tenant shall have paid for any lease year an amount less than the actual charges for such period, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of an invoice therefor. If the amount overpaid by Tenant exceeds the amount of gas and electricity service charges estimated by Landlord to be payable by Tenant during the balance of the Term, then Landlord shall pay the difference to Tenant within thirty (30 days following the delivery of the reconciliation to Tenant.

                  C. Operating Expenses. Tenant shall pay to Landlord as Additional Rent hereunder the Tenant's Pro Rata Share of the charges and costs incurred by Landlord in the ordinary maintenance and operation of the Building and the Property (collectively, the "Operating Expenses"). These charges and costs include, but are not limited to, janitorial and other cleaning services; building maintenance services; grounds maintenance; snow removal; management fees (provided that such management fees shall




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

in no event exceed the reasonable and customary management fees charged from time to time for comparable buildings in the greater New Haven market); insurance; utilities services (other than water); trash removal; parking lot maintenance; and security. Notwithstanding anything else to the contrary contained herein, Operating Expenses shall include the cost to repair or replace the roof of the Building, the cost of capital improvements and costs to repair or replace the structural components or systems of the Building, provided in each such case that such costs shall be amortized over the maximum useful life of such items in accordance with the U.S Internal Revenue Code and the regulations thereunder in effect from time to time. Costs incurred to repair or replace the roof, structural components or systems of the Building shall not be recoverable as Operating Expenses unless the same are repaired or replaced at the end of their useful life. Notwithstanding anything else to the contrary contained herein, the funding of reserves shall not in and of itself constitute the expenditure of Operating Expenses; provided, however, that the expenditure of such reserves for items that otherwise constitute Operating Expenses hereunder shall constitute the expenditure of Operating Expenses. Landlord has the right to reasonably estimate the Operating Expenses to be incurred during each year of the Term and to charge Tenant its proportionate share of such estimate each month during the lease year, with an annual reconciliation of the amounts so paid by Tenant to be prepared by Landlord and furnished to Tenant as soon as reasonably practical following the end of each calendar year during the term but in any event by May 15 of the following year. If Tenant shall have paid for any lease year an amount in excess of its proportionate share of the actual Operating Expenses for such period, Landlord shall credit the amount overpaid against Tenant's next payment for Operating Expenses, and if Tenant shall have paid for any lease year an amount less than the actual charges for such period, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of an invoice therefor. . If the amount overpaid by Tenant exceeds the amount of Operating Expenses estimated by Landlord to be payable by Tenant during the balance of the Term, then Landlord shall pay the difference to Tenant within thirty (30 days following the delivery of the reconciliation to Tenant.

         3.4. Absolute Obligation to Pay; No Set-Off. Tenant's obligation to make full and prompt payment of all rent when owed under the terms of this Lease is absolute. Rent shall be paid without set-off, withdrawal or deduction of any nature.

         3.5. Partial Payments. Any payment of rent which is less than the amount then due and owing to Landlord will be considered a payment against the oldest outstanding rental obligation and Landlord may accept such payment without affecting its rights to collect the balance owed.

         3.6. Interest on Late Payments of Rent or Other Amounts Due. Any rent or other amount which is owed by Tenant under this Lease and which is not paid within ten (10) days of the date when due shall carry interest at an annual rate (the "Default Rate") equal to the lesser of (i) the highest rate allowed by law from the date which is ten (10) days after the date such rent





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

or other amount was due until the date of payment, and (ii) eighteen percent (18%) per annum.

         3.7. Bookkeeping and Audits. Landlord shall maintain books and records respecting gas, electricity, Operating Expenses and Taxes (as defined in Article 4) and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or its representative shall have the right to examine those books and records of Landlord and any managing agent reasonably necessary for purposes of auditing expenditures for gas, electricity, Operating Expenses and Taxes in question. Such examination shall take place during normal business hours at the place or places where such records are normally kept. Each invoice rendered to Tenant shall be considered final, unless (i) Tenant has given written notice to Landlord of its intention to audit the books and records of Landlord, which notice must be given within thirty (30) days following Tenant's receipt of such invoice, and (ii) Tenant takes exception to the invoice by written notice given to Landlord within sixty
(60) days following Tenant's receipt of such invoice, which notice shall identify the exception with reasonable specificity. In the event that Landlord and Tenant are unable to resolve the dispute within seventy-five (75) days following Tenant's receipt of such invoice, then such dispute shall be submitted to an independent certified public accounting firm selected by Landlord, subject to Tenant's reasonable approval of such firm, which approval shall not be unreasonably withheld or delayed. The certification by such independent certified public accounting firm as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the fees and costs of such independent certified public accounting firm unless such certification determines that Tenant was overbilled by more than two (2%) percent. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying, without prejudice to Tenant's position, Tenant's Pro Rata Share of gas, electricity, Operating Expenses and Taxes paid or incurred during the applicable period in the amounts determined by Landlord, subject to adjustment after any such exceptions are resolved.

         3.8 Survival. The rights, obligations and liabilities of Landlord and Tenant under this Article 3 shall survive the expiration or earlier termination of this Lease for any reason.

                                ARTICLE 4. TAXES

         4.1. Personal Property Taxes. Tenant shall be solely responsible for and pay within the time provided by law all taxes and assessments imposed on its inventory, furniture, trade fixtures, apparatus, equipment and any other of Tenant's personal or other property.

         4.2. Other Taxes and License Fees. Tenant shall pay before delinquency all license and permit fees and taxes that may be imposed upon the business of Tenant on the Leased Premises.

         4.3. Real Property Taxes. As used herein, the term "Taxes" shall mean all real property taxes and assessments, water and sewer taxes and assessments, and any and all other governmental levies, taxes or charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind of nature whatsoever, which may be assessed or imposed from time to time during any part of the Term by the City of New Haven and/or any other governmental taxing authority, upon the Property, the Building and/or the parking lot(s) from time to time serving the Building; provided, however, that Taxes shall not include any income or corporate franchise tax levied on Landlord. If, due to a future change in the method of taxation or in the taxing authority, a tax or governmental imposition, however designated (including, without limitation, any tax measured or payable with respect to income, profits, rents or other charges received by Landlord and levied against Landlord, the Property and/or the Building) shall be levied against Landlord, the Property and/or the Building in substitution, in whole or in part, or as an addition to or in lieu of any Taxes, then such tax or governmental imposition shall be deemed to be included within the definition of the term "Taxes" for the purposes hereof. Landlord shall deliver to Tenant a copy of each tax bill it receives from the City of New Haven and/or any other governmental taxing authority for Taxes, together with an invoice and a calculation of Tenant's Pro Rata Share of Taxes. Within ten (10) business days following Tenant's receipt of such invoice and copy of the tax bill, Tenant shall pay to Landlord, as Additional Rent hereunder, Tenant's Pro Rata Share of Taxes assessed for any period any part of which shall occur during the Term. If Landlord receives an abatement of Taxes from the City of New Haven or other governmental taxing authority following receipt by Landlord of payment from Tenant for Tenant's Pro Rata Share of such Taxes, then Landlord shall within ten (10) business days of its receipt of such abatement refund to Tenant Tenant's Pro Rata Share of such abatement.

         4.4 Survival. The rights, obligations and liabilities of Landlord and Tenant under this Article 4 shall survive the expiration or earlier termination of this Lease for any reason.


                   ARTICLE 5. TENANT'S USE OF LEASED PREMISES

         5.1. Use of Leased Premises. The Leased Premises will be used by Tenant for office and laboratory purposes only and for purposes incidental thereto. Tenant shall at all times and in all respects comply with all local, state and federal laws, ordinances, regulations and orders relating to land use, industrial hygiene, environmental (including, but not limited to the Environmental Laws as defined in Section 8.5) or similar laws, including the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials as defined in Section 8.4. Landlord represents that office and laboratory use is a permitted use of the Leased Premises under applicable zoning laws, rules and regulations.

                             ARTICLE 6. ALTERATIONS

         6.1. Tenant May Not Make Alterations or Improvements. Tenant shall not make any alterations, additions or improvements in or to the Leased Premises except with Landlord's prior written consent, which consent will not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be unreasonable for Landlord to withhold its consent or require modifications to the design or installation of any mechanical, electrical or other systems which interconnect to or could affect or be affected by mechanical, electrical, HVAC or other Building systems.

         6.2. Improvements to Become Property of Landlord. All additions and other improvements installed in the Leased Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall be surrendered with the Leased Premises upon termination of this Lease unless Landlord requires otherwise. Landlord acknowledges that Tenant has supplied certain equipment, as contained in Schedule C attached, and Tenant shall remove said equipment upon termination of this Lease.

         6.3. Tenant's Removal of Trade Fixtures. Nothing in this Article shall prevent Tenant's removal of its trade fixtures upon the Expiration Date or earlier termination of this Lease in accordance with the terms hereof, but upon such removal, Tenant shall promptly, and at its own expense, repair and restore any damage caused by such removal.

         6.4. Tenant's Compliance with Conditions of Construction. Tenant shall, before making any alterations, additions or improvements permitted hereunder, obtain all permits, approvals and certifications required by any governmental or quasi-governmental body or authority, and (upon completion) certificates of final approval and/or completion thereof, and shall deliver promptly copies of all such permits, approvals and certificates to Landlord. In performing any additions, alterations or improvements to the Leased Premises permitted hereunder, Tenant shall comply with all applicable laws, regulations and ordinances. Tenant agrees to carry, and will cause its contractors and subcontractors to carry, worker's compensation insurance in the amount required by law and general liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Each such policy shall name Landlord and, at Landlord's request, Landlord's Lenders (as such term is defined in Section 10.1 hereof), as additional insured(s) and Tenant shall furnish to Landlord prior to the commencement of construction appropriate certificates evidencing that such insurance is in effect. Tenant





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

agrees to obtain and deliver to Landlord written subordination of mechanics' liens upon the Property and the Building for all work, labor and services to be performed and for materials to be furnished in connection with such work, signed by all contractors, subcontractors, material men and laborers to become involved in such work. Any such alterations, additions or improvements shall be at the sole expense of Tenant using contractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably denied or delayed. Tenant shall notify Landlord in writing of the identity of each contractor with whom it intends to contract at least five (5) business days prior to entering into a contract with such contractor. If Landlord has not notified Tenant in writing that Landlord disapproves of such contractor within five (5) business days after Landlord was notified of the identity of Tenant's proposed contractor, then such contractor shall be deemed approved.

         6.5. Mechanic's Lien. If any mechanic's lien is filed against the Property or the Leased Premises for work claimed to have been done or materials claimed to have been furnished to or for the benefit of Tenant, whether related to work done pursuant to any provision of this Lease or otherwise, the lien, within thirty (30) days of its filing, shall be discharged by Tenant at Tenant's expense by filing a bond as required by law or by other reasonable means.

                               ARTICLE 7. REPAIRS

         7.1. Landlord Maintenance. Landlord shall maintain and repair the public portions of the Building, exterior and interior, and shall make all structural repairs to the Building, subject to Tenant's obligations under
Section 7.3. Landlord shall maintain and repair the equipment serving the Building generally, and the utility systems serving the Building and up to the Leased Premises, but not utility fixtures within the Leased Premises.

         7.2. Tenant Maintenance. Tenant shall take good care of and maintain the Leased Premises, shall not waste the Leased Premises, and, at its sole cost and expense, shall make all repairs to the Leased Premises and to the fixtures, including without limitation, heating, ventilation and air conditioning (HVAC) units located within the Leased Premises and all utility fixtures, within the Leased Premises as and when needed to preserve the Leased Premises and such fixtures in good working order and condition, reasonable wear and tear excepted. Tenant shall also be responsible for its own janitorial services within the Leased Premises. Any contractors retained by Tenant for these purposes must be approved by Landlord in accordance with the provisions of Section 6.4.

         7.3. Tenant's Liability for Damages. Notwithstanding any provision of
Section 7.1 above, Tenant shall be liable for all damage or injury to the Leased Premises or to any other part of the Property or the Building or to any other portion of the property known as "Science Park", of which the Property is a part, whether requiring structural or non-structural repairs, caused by or resulting from any intentional or unintentional act, negligence or willful conduct on the part of Tenant, a subtenant of Tenant, their respective servants, employees, agents, contractors, subcontractors, licensees or invitees. All such damage or injury shall be repaired promptly by Tenant at its sole cost and expense to the satisfaction of Landlord.

         7.4. Tenant to Repair Damage. Tenant shall repair all damage to the Property, the Building and to the Leased Premises caused by the moving, installing or removing of Tenant's fixtures, furniture, equipment or other personal property.

         7.5. Landlord May Make Repairs at Tenant's Expense. If Tenant fails after thirty (30) days' notice to proceed with due diligence to make any repairs required to be made by it (unless in Landlord's judgment, reasonably exercised, a delay of thirty days may expose persons or property to possible damage or injury, wherein Landlord may proceed without notice to repair), repairs may be made by Landlord for the account of and at the expense of Tenant. The reasonable costs and expenses so incurred by Landlord in making any such repairs shall be payable by Tenant as Additional Rent within ten (10) business days following submission of reasonably detailed invoices therefor.

         7.6. Tenant to Notify Landlord of Defective Conditions. Tenant shall give Landlord prompt written notice of any defective condition in the Leased Premises of which Tenant is aware, including but not limited to, any defective condition in the plumbing, heating system or electrical lines located in, servicing or passing through the Leased Premises.

         7.7. Quality of Work. Any and all work required or permitted to be done to or upon the Leased Premises by way of repairs, alterations, additions or improvements by Landlord or Tenant, or the agents or employees of either, shall be of a quality equal to the original construction and shall be done in accordance with all applicable laws, regulations and ordinances.

           ARTICLE 8. COMPLIANCE WITH LAWS; INCREASED INSURANCE RATES;
                               ENVIRONMENTAL LAWS

         8.1. Tenant to Comply with Laws and Regulations. Tenant, at its sole cost and expense, shall comply with all present and future statutes, laws, orders, ordinances, rules, regulations and requirements of all federal, state, municipal and local governments, departments, commissions and boards, the directions of any public officer, and all orders, rules and regulations of the Connecticut Board of Fire Underwriters or any similar organization, relating or pertaining to the conduct of Tenant's business or its specific use and occupancy of the Leased Premises (and not to those laws, etc. which pertain to tenants generally, which shall be Landlord's responsibility) (collectively, "Laws").

         8.2. No Violation of Insurance Policies. Tenant shall not do or permit any act to be done in or to the Leased Premises which will invalidate or be in conflict with any policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises, Building or Property. Tenant shall not use the Leased Premises in a manner that will increase the rate of any insurance applicable to the Leased Premises, Building or Property in effect on the Commencement Date. Landlord represents that as of the Commencement Date, the use of the Leased Premises for office and laboratory purposes does not conflict with or invalidate any insurance nor subject Landlord to an increase in the rate of insurance.

         8.3. Tenant to Pay Costs, Fines and Penalties. Upon receipt of notice from Landlord, Tenant shall promptly pay all claims, costs, expenses, fines, interest, penalties or damages that may be imposed upon or incurred by Landlord by reason of Tenant's failure to comply with any of the provisions of this Lease, provided that Tenant shall not be liable for any late charges or other costs that result from a delay by Landlord in paying the same. If Landlord's insurance rates are increased during the Term of this Lease because of a special risk associated with Tenant's use or occupancy, Tenant shall promptly reimburse Landlord for said increase as Additional Rent, upon receipt of reasonably detailed evidence thereof.

         8.4. Hazardous Materials. As used herein, the term "Hazardous Materials" shall mean and include those elements, materials, compounds, mixtures, wastes or substances (collectively "Substances") which are designated as pollutant, toxic, infectious, flammable, radioactive or hazardous (or contained in any list which is adopted) by the United States Environmental Protection Agency (the "EPA"), the State of Connecticut or any political subdivision thereof, including without limitation the Connecticut Department of Environmental Protection ("DEP"), or is so designated under any of the Environmental Laws, and, whether or not included in any such list or designated as such, shall be deemed to include all Substances containing petroleum, petroleum products and derivatives, chlorinated hydrocarbons, asbestos, and polychlorinated biphenyls (PCB's).

         8.5. Environmental Laws. As used herein, the term "Environmental Laws" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to the protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, discharge, handling, treatment, removal, disposal or transportation of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, Title 22a ("Environmental Protection") of the Connecticut General Statutes, including, but not limited to, Sections 22a-448 through 22a-457 of the Connecticut General Statutes (the "Superlien Statute"), the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 'SS''SS'9601 et. seq., The Superfund Amendments and Reauthorization Act, 42 U.S.C. 'SS''SS'9601 et. seq., the Federal Oil
Pollution Act of 1990,'SS''SS'2701, et. seq., the Federal Toxic Substances Control Act, 15 U.S.C. 'SS''SS'2601 et. seq., the Federal Resource
Conservation and Recovery Act as amended, 42 U.S.C. 'SS''SS'6901 et. seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. 'SS''SS'1801 et. seq., the Federal Clean Air Act 42 U.S.C. 'SS'7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. 'SS'1251 et. seq., the Rivers and
Harbors Act of 1899, 33 U.S.C. 'SS''SS'401 et. seq., Title X of Pub.L. 102.550 (Oct. 28, 1992), and all
laws, statutes, rules, ordinances, and all rules and regulations of the EPA, the DEP or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Property, as any of the foregoing have been, or are hereafter created, amended, supplemented, re-authorized, superseded and replaced from time to time.

         8.6. Chemicals and Hazardous Materials. Tenant shall, no less often than annually, provide Landlord with a list of chemicals and Hazardous Materials Tenant intends to store or use in the Leased Premises. Such list, for the first Lease Year, is attached hereto as Schedule B. Tenant shall immediately notify Landlord in writing whenever Tenant intends to store or use other chemicals or Hazardous Materials than appear on such list, provided, however, Tenant is permitted without prior notice and consent of landlord to use those Environmental Substances necessary for the conduct of its business provided they are not used in "reportable quantities" and they are used in accordance with Environmental Laws. Failure to so notify Landlord shall be an Event of Default hereunder.

         8.7. Compliance with Environmental Laws. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other government and regulatory approvals required for Tenant's activities or use of the Leased Premises, including, without limitation, the use, transportation, storage and discharge of Hazardous Materials. Tenant shall comply at all times with all Environmental Laws applicable to Tenant's activities or use of the Leased Premises. Except as so discharged in accordance with all applicable Environmental Laws, Tenant shall cause any and all Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Leased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Leased Premises and to be transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

         8.8. Tenant to Indemnify Landlord and Landlord's Lenders. Tenant shall indemnify and hold harmless Landlord, Landlord's Lenders (as defined in Section 10.1), and their respective directors, officers, employees and agents (each an "Indemnified Party") from and against any and all claims, actions, proceedings, investigations, suits, penalties, fines, costs, expenses, sums paid in settlement, judgments, losses and damages, directly or indirectly arising as a result of or caused by Tenant's failure to comply fully with any applicable Laws or Environmental Laws or the terms of this Article 8. The foregoing indemnification shall include without limitation all costs of environmental cleanup, all fees and expenses of environmental consultants and engineers hired by an Indemnified Party and reasonable attorney's fees incurred by an Indemnified Party directly or indirectly as a result of any claim for which indemnification is provided herein. Tenant shall be responsible for the cost of any and all repairs to the Property, the Building, the Leased Premises and any other real or personal property owned by Landlord or its subsidiaries from time to time, structural and nonstructural, required as a result of Tenant's violation of any such Laws or Environmental Laws or terms of this
Article 8. The terms of this Article 8 shall survive the termination or expiration of this Lease for any reason.

                 ARTICLE 9. FLOOR LOAD; MACHINERY AND EQUIPMENT

         9.1. Floor Load. Tenant shall not place a load upon any floor of the Leased Premises exceeding the established floor load, which shall be set by the Landlord. All such equipment and material installation shall be placed and maintained by Tenant at its expense, with equipment in settings sufficient to absorb vibration and noise and prevent annoyance to other tenants in the Building.

         9.2. Engines, Machinery and Equipment. Tenant shall provide Landlord with a list of all engines, machinery and equipment Tenant intends to store or use in the Leased Premises, excluding ordinary office equipment. Such list is attached hereto as Schedule C. Tenant shall notify Landlord in writing in advance whenever Tenant intends to store or use engines, machinery or equipment in the Leased Premises other than that listed on Schedule C. In no event shall Tenant store or use engines, machinery or equipment in the Leased Premises without Landlord's prior written consent. Tenant's failure to comply strictly with this section will constitute an Event of Default under this Lease.

             ARTICLE 10. TENANT'S OBLIGATIONS TO LANDLORD'S LENDERS

         10.1. Subordination. The rights of Tenant under this Lease will always be subject and subordinate to the rights, title and interest of all present and future lenders who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage or other security interest on the Property, Building or Leased Premises (collectively, "Landlord's Lenders") and all renewals, modifications, replacements and extensions of any such mortgage or other security interest, provided Tenant's occupancy will not be disturbed. This provision is automatic without any further consent or confirmation by Tenant, but at Landlord's request, Tenant will execute an agreement in form and content acceptable to Landlord and Landlord's Lenders (a "Subordination Nondisturbance Agreement") confirming this provision. Tenant will sign the Subordination Nondisturbance Agreement and return it to Landlord within ten (10) days after Landlord makes the request in writing. Tenant's failure to comply strictly with this section will constitute an Event of Default under this Lease, which Tenant may not cure without Landlord's consent. Tenant will also be liable to

Landlord for all damages Landlord sustains because Tenant fails to perform as required. Landlord shall obtain from the holder of any Mortgage in effect as of the Commencement Date of this Lease, an agreement in recordable form to the effect that as long as Tenant shall keep, carry out, and perform all of the terms, covenants and provisions contained in this Lease which are to be performed by Tenant, the holder of such Mortgage will not disturb Tenant's occupancy of the Leased Premises.

         10.2. Estoppel Certificate. Tenant agrees to execute and deliver to Landlord within ten (10) days of Landlord's written request a certificate or statement reasonably required to confirm that this Lease is in full force and effect, whether it has been modified, and if so, how, and whether, to Tenant's knowledge, Landlord is in default in the performance or observance of any covenants or conditions in this Lease on Landlord's part to be performed or observed, or any condition exists that with the passage of time would, if uncorrected, constitute a default (an "Estoppel Certificate"). Tenant's failure to strictly comply with this section will constitute an Event of Default under this Lease, which Tenant may not cure without Landlord's consent.

         10.3. Prohibition Against Recording Lease. Neither party shall record this Lease on the New Haven Land Records. Any such recordation of this Lease shall be an Event of Default hereunder and such recordation shall be null and void and of no force and effect.

                 ARTICLE 11. LIMITATIONS ON LANDLORD'S LIABILITY

         11.1. Property. Landlord shall not be liable for any loss of or damage to any property of Tenant, its employees, agents, contractors, subcontractors, licensees or invitees, whether by theft or otherwise, unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

         11.2. Landlord Not Liable for Other Tenants. Landlord and its agents shall not be liable for any injury or damage to persons or property caused by other tenants or persons in, upon or about the Building, Property or other real property in the vicinity of the Property, or caused by operations in construction of any private, public or quasi-public work in or to the Building, the Property or such other real property, unless caused by the negligence or willful misconduct of Landlord.

         11.3. Limitation on Landlord's Liability. Landlord shall not be liable to Tenant and, to the fullest extent allowed by applicable law, Tenant, for itself and its employees, contractors, subcontractors, agents, licensees and invitees, hereby waives all claims against and releases Landlord, Landlord's Lenders, and their respective directors, officers, employees and agents from and against any and all claims, actions and causes of action which they or any of them may have now or in the future, for damages resulting from any entry into the Leased Premises, loss of life, personal injury, loss of business, or damage to any property on or about the Property or the real property known as "Science Park" of which the Property is a part or the approaches, entrances, streets, sidewalks or corridors thereto, by or from any cause whatsoever, including without limitation, damage caused by any defect in the Leased Premises or any other portion of the Building or Property or the real property know as "Science Park", or by water leakage of any character from the roof, walls, basement or other portion of the Building or Leased Premises or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Leased Premises or any other portion of the Building or the Property or the real property known as "Science Park", provided the same does not arise, in whole or in part, by the negligence, willful misconduct or breach of contract of or by Landlord, its agents, employees or contractors.

   ARTICLE 12. TENANT'S OBLIGATION TO PROTECT LANDLORD AND LANDLORD'S LENDERS

         12.1. Tenant to Protect and Reimburse Landlord. To the fullest extent allowed by applicable law, Tenant will defend, indemnify and hold harmless Landlord, Landlord's Lenders, and their respective directors, officers, employees and agents (individually, an "Indemnified Party"), from and against any and all claims, damages, liabilities, penalties, fines, judgments, forfeitures, actions, causes of action, losses, costs and expenses (including, without limitation, diminution in the value of the Leased Premises, the Building or the Property and damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, the Building or the Property), costs and expenses (including, without limitation, reasonable attorney's fees incurred by any Indemnified Party in defending against any claim for which indemnification is provided herein), which result from, or arise out of or in connection with any one or more of the following (including claims resulting from the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly,
by):

             A. Any breach or violation by Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees of any provision of this Lease;

             B. The negligence or willful act of Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees;

             C. The use and occupancy of the Leased Premises by Tenant or any other party during the Term of this Lease; or

             D. (i) the use, storage, transportation, disposal, release, discharge or generation of, Hazardous Materials to, in, on, under, about or from the Leased Premises or the Property or the real property known as "Science Park" of which the Property forms a part, by Tenant, a subtenant of Tenant or their respective employees, contractors, subcontractors, agents, licensees or invitees, or (ii) Tenant's failure to comply with any Environmental Laws. Tenant's obligation under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, monitoring, remedial action, detoxification or decontamination of the Property or other portions of the real property known as "Science Park" of which the Property forms a part (including, without limitation, the soil and ground water on or under the Property or such real property known as "Science Park") and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, provided the cause of the same is due solely to Tenant, its agents, employees or contractors. Tenant's obligations under this Section shall survive the expiration or earlier termination of the Term of the Lease. For purposes of the indemnity provisions hereof, any acts or omissions of Tenant or a subtenant of Tenant or by employees, agents, assignees, contractors, subcontractors, licensees and invitees of Tenant or a subtenant of Tenant or others acting for or on behalf of Tenant or a subtenant of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

         12.2. Tenant to Defend Claims. If any action or proceeding is brought against an Indemnified Party by reason of a claim described in Section 12.1., Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense, defend the action or proceeding with legal counsel approved by Landlord in writing, which approval shall not be unreasonably withheld. Landlord shall give Tenant written notice of any such claim as soon as reasonably practicable but in any event within fifteen (15) days of Landlord receiving written notice of such claim.

                       ARTICLE 13. FIRE AND OTHER CASUALTY

         13.1. Notification to Landlord; Obligation to Pay Rent. If the Leased Premises or the Building, or any part thereof, shall be destroyed or partially damaged by fire or other casualty, Tenant shall continue to pay rent during any period of repair except as otherwise expressly provided in this Article or until the Lease is terminated in accordance with the terms of this Article.

         13.2. When Lease May Be Terminated; Apportionment of Rent. If by reason of casualty:

                  A. The Building is destroyed, this Lease shall terminate automatically and Tenant shall vacate the Leased Premises as of the date of the casualty;

                  B. The Leased Premises are rendered wholly or substantially untenable, this Lease shall terminate automatically and Tenant shall vacate the Leased Premises as of the date of casualty; or

                  C. Any portion of the Building is otherwise substantially damaged, whether or not the Leased Premises are damaged, then Landlord may either elect to repair the damage or may cancel this Lease by giving written notice of cancellation to Tenant within ninety (90) days after such event if the Leased Premises is not materially damaged and within thirty (30) days if the Leased Premises is materially damaged. Upon the giving of such notice of cancellation, this Lease shall terminate, and Tenant shall vacate and surrender the Leased Premises to Landlord. If Landlord shall have decided to repair any damage as aforesaid, the damage (except as to Tenant's fixtures, personal property or leasehold improvements made by Tenant) shall be repaired by and at the expense of Landlord within one hundred and eighty (180) days of the casualty and the rent shall be abated during the period of the repairs according to the part of the Leased Premises, if any, which is not usable by Tenant, but if the remaining usable portion does not enable Tenant to conduct its business in a reasonable manner, then abatement shall be determined by the extent of material interference with Tenant's business. If Landlord shall not complete the restoration within said 180-day period, then, provided that the Leased Premises were materially damaged by the casualty, Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after the end of said 180-day period. If the casualty occurred during the last 180 days of the Term and the Leased Premises was materially damaged, then Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after the date of the casualty.

         13.3 Intentionally Omitted.

         13.4. Landlord Need Not Replace Tenant's Property. Tenant acknowledges that Landlord is not required to repair or replace any of Tenant's property or Tenant's improvements to the Leased Premises and that Landlord will not carry insurance on Tenant's furnishings, fixtures, equipment, improvements or other personal property.

         13.5. Alternate Parking. In the event that Tenant parking as provided for in this Lease is temporarily unavailable because of fire, other casualty or any other reason outside of Landlord's control, Landlord shall endeavor in good faith to provide alternative parking within the Science Park complex.

                  ARTICLE 14. TAKING BY GOVERNMENTAL AUTHORITY

         14.1. Termination of Lease; Waiver of Claim by Tenant. If the Building or any portion of the Building which includes the Leased Premises shall be taken by condemnation (also known as "eminent domain") by any authority having power so to do or is conveyed to such authority in lieu of condemnation, this Lease shall terminate from the date of title vesting in such authority. If any portion of the Building, which does not include the Leased Premises, shall be so taken, Landlord shall have the option, at its sole discretion, to cancel this Lease. All proceeds from the taking will belong to Landlord and Tenant waives any rights it might have to such proceeds. Tenant, however, may proceed with any independent claim against the taking authority as to moving costs.

         14.2. Taking Not Involving the Building. If a portion of the Property shall be taken by condemnation as described in Section 14.1. or conveyed in lieu of condemnation, which portion does not include any portion of the Building (or excepting an inconsequential portion of the Building not affecting the Leased Premises), the Term of this Lease shall not terminate but shall continue in full force and effect according to its terms. Tenant shall not be entitled to any award or damages from such taking.

           ARTICLE 15. TENANT'S RIGHT TO ENCUMBER, ASSIGN, OR SUBLEASE

         15.1. Tenant May Not Use Lease as Collateral. Tenant may not voluntarily or involuntarily use this Lease for collateral (known as "encumbering" the Lease) without Landlord's prior written consent, which consent will not be unreasonably withheld.

         15.2. Assignment or Subletting by Tenant. Tenant may not assign or transfer its interest in this Lease, nor sublet any portion of the Leased Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Consent to an assignment, transfer or sublease shall not be interpreted as consent to any renewal, additional or subsequent assignment, transfer or sublease.

         15.3. Conditions Precedent to Assignment, Transfer or Sublease. An assignment, transfer or sublease shall become effective only upon and subject to the following conditions:

                  A. Tenant shall have provided to Landlord such information relating to the proposed assignment, transfer or sublease as Landlord may reasonably request, including but not limited to the identity of the proposed assignee, transferee or sublessee together with tax returns and financial statements for the proposed assignee, transferee or sublessee; and

                  B. Tenant shall have provided Landlord with an executed copy of all written agreements relating to the assignment, transfer or sublease, and such agreements are in a form reasonably acceptable to Landlord; and

                  C. The proposed assignee, transferee or subtenant shall execute and deliver to Landlord such agreements as Landlord and Landlord's Mortgagees may reasonably require in order to evidence the assumption of the obligations and liabilities under this Lease; and

                  D. Landlord shall have approved in writing such assignment, transfer or sublease, which approval shall not be unreasonably denied; provided, however, that no such approval shall be required in the case of an assignment, transfer or sublease to a parent, affiliate or subsidiary of Tenant provided that the conditions set forth in clauses A, B and C of this Section 15.3 are satisfied and subject to Section 15.4.

         15.4. Tenant Not Released. No assignment or transfer of Tenant's interest hereunder nor a sublease of the Leased Premises or any part thereof will release Tenant from its obligations under this Lease and Landlord may look to Tenant for continued performance.

         15.5. Landlord May Collect Charges. Landlord may collect use and occupancy charges from a subtenant of Tenant without being considered to have consented to the sublease.

         15.6. Change in Form of Tenant. A change in Tenant's form (including, but not limited to, for example, a change in form from corporation to limited liability company) shall be deemed a transfer for purposes of this Article 15.

         15.7. Shared Use By Other Entities. Except as permitted under Section 15.2, no use of the Leased Premises by any person or entity other than Tenant is permitted without the prior express written consent of Landlord, which consent may be conditioned on the following, among other reasonable conditions established by Landlord: (1) Landlord's receipt of prior written request therefor and proof of insurance coverage to Landlord's satisfaction, and (2) provision to Landlord's satisfaction for payment by Tenant of any additional costs and charges occasioned by such use.

                      ARTICLE 16. ACCESS TO LEASED PREMISES

         16.1. Landlord to Have Access in Emergency. Landlord and Landlord's agents shall have the right to enter the Leased Premises at any time if Landlord or Landlord's agent reasonably believes an emergency exists.

         16.2. Landlord's Right to Enter. Except as provided in Article 16.1., Landlord and Landlord's agents shall have the right to enter the Leased Premises upon reasonable notice to Tenant for the following purposes:

             A.  Inspecting the Leased Premises;

             B. Showing the Leased Premises to prospective tenants, purchasers and lenders; and

             C. To make repairs and alterations as Landlord may deem necessary to the Leased Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease after notice and applicable cure periods, or for the purpose of complying with laws, regulations and other directives of governmental authorities. In exercising its rights under this Section 16.2, Landlord shall not unreasonably interfere with Tenant's use of the Leased Premises.

         16.3. Landlord May Make Changes to Building. Landlord shall have the right at any time, without incurring any liability to Tenant, to make any changes, deletions and additions to the Building and to the entrances, exits, stairs, halls, elevators and common spaces as Landlord believes necessary or desirable. No action taken by Landlord pursuant to this section shall constitute an eviction or breach of this Lease.




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


                       ARTICLE 17. DEFAULT AND TERMINATION

         17.1. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default by Tenant hereunder ("Event of Default"):

             A. Failure to pay any Base Rent, Additional Rent or any other rent or monetary obligation under this Lease within ten (10) days after written notice is given to Tenant that payment is past due; provided, however, that if Landlord has given Tenant at least three (3) such notices within any consecutive 12-month period with respect to Base Rent and/or Additional Rent due with respect to Tenant's Pro Rata Share of utilities, Operating Expenses and/or Taxes, then if Tenant shall fail again during such 12-month period to pay any Base Rent or Additional Rent within ten (10) days of the date payment is due, such failure shall be deemed an Event of Default and Landlord shall not be required to give Tenant notice that such payment is past due;

             B. Voluntary recourse to any protection or procedure under the United States Bankruptcy Code, as amended, or any similar law.

             C. There is filed against Tenant in any court pursuant to any statute, either of the United State of America or of any state, a petition in bankruptcy or insolvency, or for reorganization, the appointment of a receiver or trustee of all or a portion of Tenant's property, or for other relief of debtors, and within thirty (30) days thereof Tenant fails to secure a dismissal thereof.

             D. Failure to execute and deliver in a timely manner a Subordination Agreement, Estoppel Certificate or other certificate regarding the status of this Lease.

             E. Transfer of this Lease to another party by operation of law or otherwise in violation of the terms of this Lease..

             F.  Abandonment of the Leased Premises.

             G. The recordation of this Lease on the New Haven Land Records in violation of Section 10.3 hereof.

             H. Failure to perform or comply with any other non-monetary obligation under this Lease within thirty (30) days of written notice of such failure, provided that, if said failure is of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion but in no event beyond sixty (60) days after such thirty (30) day period.

             I. Any lien, attachment or other encumbrance is lodged against the Leased Premises, the Building or the Property by a party claiming through or under Tenant and such is not discharged within thirty (30) days.



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

         17.2. Termination Upon Occurrence of Event of Default. Upon the occurrence of an Event of Default, this Lease and the Term thereof may, at the option of Landlord and upon fifteen (15) days' written notice, terminate and expire and, upon such termination, Tenant shall forthwith quit and surrender the Leased Premises to Landlord but still shall remain liable to Landlord as herein provided.

         17.3. Effect of Termination. Upon termination as provided for in this
Article 17, Landlord may dispossess Tenant by summary process or otherwise in accordance with applicable law, and Tenant hereby waives the service of any notice to quit.

         17.4. Damages. In the case of any termination of this Lease under this
Article 17, Landlord, at its sole discretion, may recover from Tenant any and all actual damages sustained by Landlord as a result of the termination and any re-letting of the Leased Premises. These damages include, but are not limited to:

                  A. Base Rent and Additional Rent when due;

                  B. The cost of removing Tenant and its property and otherwise recovering the Leased Premises;

                  C. The reasonable cost of preparing the Leased Premises for another tenant;

                  D. Reasonable brokerage appraisal fees;

                  E. Any other reasonable expenses as Landlord may incur in connection with re-letting the Leased Premises.

                  F. As an alternative to the damages described in clause "A" of this Section 17.4, the difference between (i) all rent which would have become payable for the remainder of the Term of this Lease, and (ii) that actually received for said period, all of which shall be discounted to present value using Federal Reserve discount rate; and

                  G. Reasonable legal fees incurred by Landlord in exercising its rights under this Article 17.

         17.5. Mitigation of Damages. Landlord shall use reasonable efforts to mitigate its damages. Provided that Landlord has used reasonable efforts to mitigate its damages, the failure or inability of Landlord to re-let the Leased Premises, or any part or parts thereof, or the failure or inability to collect rentals equal to the rentals payable under this Lease shall not release or affect Tenant's liability for damages. In no event shall Tenant be entitled to receive any excess, if any, of any such rents collected over the sums payable by Tenant to Landlord under this Lease.



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

         17.6. Use and Occupancy. Any monies received by Landlord from or on behalf of Tenant during the pending of any proceeding of the types referred to in subsections 17.1B and 17.1C shall be deemed paid as compensation for the use and occupation of the Leased Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of the Landlord of any rights under Article 17.


              ARTICLE 18. LANDLORD'S PERFORMANCE ON TENANT'S BEHALF

         18.1. Landlord May Cure Default. If Tenant defaults under this Lease, Landlord, at its sole option, following any required notice and cure period, immediately or at any time thereafter, may elect to correct the default on behalf of Tenant. Any costs or expenses incurred by Landlord in curing such default including, but not limited to, fines, penalties, interest, damages and reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, all of which sums shall carry interest at the lesser of 18% per annum or the highest rate permitted by law until paid in full, shall be deemed to be Additional Rent. Tenant shall pay such sums within thirty (30) days of rendition of a reasonably detailed bill or statement to Tenant therefor. Upon payment of such bill, Tenant shall be deemed to have cured such default.

         18.2. Landlord Not Obligated to Cure Default. Nothing contained in this Article shall be construed as to require Landlord to incur any expenses or obligations on behalf of Tenant.

           ARTICLE 19. TENANT'S QUIET ENJOYMENT OF THE LEASED PREMISES

         As Tenant pays the Base Rent and Additional Rent and other sums due under this Lease and complies with all of the provisions of this Lease, Tenant may peaceably and quietly have, hold and enjoy the Leased Premises for the Term of this Lease subject to the provisions of this Lease.

                        ARTICLE 20. NO WAIVER BY LANDLORD

         20.1. No Waiver. If Landlord decides not to enforce any provision of this Lease or any of the rules and regulations of Landlord set forth in this Lease or hereafter adopted, on any occasion, it may nevertheless on another occasion enforce such provision, rule or regulation. No act by Landlord or Landlord's agents shall be deemed an acceptance of a surrender of the Leased Premises or a waiver of any right under the Lease unless Landlord has so agreed in writing.

         20.2. Accepting Money Not a Waiver. Landlord will not waive any right to enforce any provision of this Lease by accepting a payment of rent from Tenant knowing that Tenant has failed to comply with the terms of the Lease. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to effect an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment due or pursue any other remedy in this Lease provided.

                        ARTICLE 21. INABILITY TO PERFORM

         This Lease and the obligation of Tenant to pay rent and other payments required hereunder and comply with all of the other provisions of this Lease shall in no way be affected, impaired or excused because Landlord is delayed in supplying any service expressly or implied to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, or is unable to fulfill or is delayed in fulfilling any other obligation hereunder, if Landlord is so prevented or delayed by reason of riot, strike, labor troubles, war, act of God or any other cause whatsoever beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency; provided, however, that Landlord shall give written notice to Tenant of a claim of a force majeure delay within thirty (30) days after Landlord first becomes aware of the occurrence of the event of force majeure, and, provided, further, that if the force majeure delay shall exceed one hundred and eighty
(180) days, then in such event Tenant may terminate this Lease by written notice given to Landlord within five (5) days of the expiration of said 180-day period.

                  ARTICLE 22. NOTICES AND OTHER COMMUNICATIONS

         Any and all notices, demands or other communication permitted or required by this Lease to be given to either party shall be deemed sufficiently given if in writing and delivered personally (and for which delivery a signed receipt is given) or sent by commercial overnight courier or by registered or certified mail, return receipt requested, postage prepaid, if to Landlord addressed to 25 Science Park, Box 35, New Haven, CT 06511, and if to Tenant addressed to the address of the Leased Premises, with a copy to Wiggin & Dana, LLP, One Century Tower, P.O. Box 1832, new Haven, CT 06508-1832, Attention: D. Terence Jones. Any such notice, demand or other communication that is delivered personally (and for which a signed receipt is given) shall be deemed given and received as of the date of delivery. Any such notice, demand or other communication that is sent by commercial overnight courier or by registered or certified mail, return receipt requested, shall be deemed given and received on the date of delivery or refusal thereof. Either party may specify a different address by giving the other party notice of such different address according to the terms of this Article.

                        ARTICLE 23. RULES AND REGULATIONS

         23.1. Compliance with Rules and Regulations. Tenant and Tenant's servants, employees, agents, contractors, subcontractors, licensees and invitees shall faithfully observe and comply strictly with the rules and regulations for occupancy of the Leased Premises promulgated from time to time by Landlord. The current rules and regulations in effect are attached hereto and made a part hereof as Schedule D. Landlord agrees not to discriminate against Tenant in the enforcement of the rules and regulations.

         23.2. Notice of Change. Landlord shall give Tenant thirty (30) days written notice of any changes in Schedule D or of any additional rules or regulations to be adopted.

         23.3. Landlord Under No Duty to Enforce Rules and Regulations. Landlord has no duty to enforce the rules and regulations or provisions of any other Lease as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules, regulations or Leases by any other tenant, its servants, employees, agents, licensees or invitees.

                          ARTICLE 24. SECURITY DEPOSIT

         24.1. Security Deposit. Tenant has previously deposited with Landlord $25,000.00 as security for its faithful performance and observance of the provisions of this Lease. It is agreed that if an Event of Default by Tenant shall occur, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required to compensate Landlord for damages incurred as a result of such default, for expenses of Landlord incurred in connection with curing such default or for paying any sum which Landlord may expend or may be required to expend by reason of Tenant's default.

         24.2. Return of Security Deposit. In the event that Tenant shall fully and faithfully comply with all the provisions of this Lease, and providing that all equipment and property of Landlord including, without limitation, keys and employee identification cards, have been returned to Landlord, the security shall be returned to Tenant within thirty (30) days after surrender of the Leased Premises to Landlord. This Section 24.2 shall survive the expiration or termination of this Lease for any reason.

         24.3. Transfer of Security to New Landlord. In the event of a sale of or upon a transfer of Landlord's interest in the Building or Property to another person, Landlord shall have the right to transfer the security to the other person and Landlord upon doing so shall be released by Tenant from all liability for the return of such security, provided Landlord notifies Tenant of the name and address of such transferee and provides evidence of an assignment and assumption agreement executed by such transferee. Tenant agrees to look solely to the new landlord for the return of its security. It is agreed that the provisions of this Article shall apply to every transfer or assignment made of the security to a new landlord.

         24.4. No Assignment by Tenant. Tenant will not assign the security deposited or use it as collateral or attempt to so assign or use it. Neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

         24.5. No Interest on Security Deposit. No interest shall accrue on the security deposit to Tenant's benefit, except and only to the extent required by law.

                              ARTICLE 25. INSURANCE

         25.1. Required Insurance. Tenant will maintain in full force and effect the following insurance:

             A. Public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage.

             B. "All risk extended coverage insurance" insuring its personal property and improvements to be located on the Leased Premises for full replacement value against loss by fire, vandalism, malicious mischief and other casualty.

             C.  Worker's compensation insurance as required by law.

         25.2. Landlord and Landlord's Lenders to be Named Additional Insureds. Tenant's public liability and property damage insurance (but not as to Tenant's personal property and equipment) shall name Landlord and Landlord's Lenders and any public party required to be named, as designated by the holder of any mortgage on the Property, as an additional insured party.

         25.3. Waiver of Subrogation. Each policy of "all risk extended coverage insurance" will contain an agreement by the insurance company waiving its rights to recover against Landlord and each additional insured party named in Section
25.2 for any claims.

         25.4. Notice of Cancellation. Each insurance policy required to be maintained by Tenant hereunder must contain a provision that the policy may not be canceled or modified without at least ten (10) days' notice to Landlord.

         25.5. Insurance Companies. All insurance required to be maintained by Tenant hereunder will be provided by companies that are licensed to do business in Connecticut and have a Best's Insurance rating of A- or better and are otherwise reasonably acceptable to Landlord.

         25.6. Policies to be Delivered to Landlord. Tenant will give Landlord an original certificate for each insurance policy before it occupies the Leased Premises and an original certificate of each renewal at least twenty (20) days before the expiration of the policy.

         25.7 Landlord's Insurance; Waiver of Subrogation. Landlord will maintain in full force and effect during the Term of this Lease: (i) "all risk extended coverage" property insurance insuring the Building for its full replacement value, and (ii) public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage, naming Tenant as an additional insured thereunder. Landlord's policy of "all risk extended coverage insurance" will contain an agreement by the insurance company waiving its rights to recover against Tenant.

                    ARTICLE 26. SERVICES PROVIDED BY LANDLORD

         26.1. Services. Landlord shall provide the following services to
Tenant:

                  A. Subject to reimbursement under Section 3.3, Landlord shall provide electricity, gas, and heat to the Building and the Leased Premises;

                  B. Landlord shall clean and maintain the common interior portions of the Building and, subject to reimbursement under Section 3.3, provide refuse removal;

                  C. Landlord shall keep the roadways, sidewalks and parking areas serving the Building and the Leased Premises free from snow, ice and all obstructions, and the grass and shrubbery properly maintained;

                  D. Landlord shall maintain and keep in good repair and efficient operation the utility and elevator systems and the fire protection sprinkler systems serving the Building and the Leased Premises;

                  E. Landlord shall provide heat, as required by health laws, from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays.

                  F. Landlord shall provide hot and cold running water for personal use. Tenant will be billed separately for extraordinary amounts which may be available at Landlord's sole discretion; and

                  G. Landlord shall provide periodic manned security patrols at the Building. Patrol intervals will be determined at the sole discretion of the Landlord.

                  H. Landlord shall provide Tenant with access to the Building and the Leased Premises 24 hours a day, 7 days a week, 52 weeks a year.

                  I. Landlord shall be responsible, at its sole cost, for compliance with all laws with respect to the Property and the Building (excluding the Leased Premises), including, without limitation, ADA, OSHA and local building and fire codes.

         26.2. Normal Operating Hours. Normal operating hours for the Building will be 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. If Tenant desires heating and/or air conditioning at other than established hours, Landlord, upon reasonable notice, may, at its sole discretion, so provide. Tenant will pay the actual costs of the additional services.

         26.3. Services to Other Entities. No extra services shall be provided for the use of any entity other than Tenant without Landlord's prior express written consent.

                  ARTICLE 27. ADDITIONAL OBLIGATIONS OF TENANT

         27.1. Additional Obligations. In addition to its other obligations under this Lease, Tenant shall at its expense comply with the following provisions with respect to the Leased Premises:

                  A. Tenant shall keep the Leased Premises in good order (subject to Landlord's obligations set forth in Articles 7 and 26) and free from all refuse, and shall promptly remove all debris, garbage, and refuse of any kind from the Leased Premises;

                  B. Tenant shall furnish all painting, janitorial and security services for the Leased Premises;

                  C. Tenant shall use all possible diligence, in accordance with the best prevailing methods, for the prevention and extermination of vermin, rats, mice or other pests in the Leased Premises;

                                ARTICLE 28. SIGNS

                  Tenant shall not place any signs, lettering or advertisements anywhere on or in the Property or Building or in the Leased Premises where such is visible from outside the Leased Premises, except as permitted by Landlord in writing.

                              ARTICLE 29. BROKERAGE

                  Tenant represents to Landlord that OR&L Realtors of Branford, Connecticut is the only broker or agent who acted on Tenant's behalf in connection with this Lease to whom any fee or commission is due. Tenant agrees to indemnify and hold Landlord harmless from and against the claims of any party claiming a fee or commission by, under or through Tenant on account of this Lease. Landlord represents to Tenant that no broker has an exclusive right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the clams of any party claming a fee or commission on the basis that Landlord granted an exclusive listing agreement.

                           ARTICLE 30. NOTICE OF LEASE

         Landlord and Tenant agree to execute and record a statutory notice of Lease as provided in C.G.S.'SS'47-19.

                   ARTICLE 31. SURRENDERING OF LEASED PREMISES

         31.1. Surrender of Leased Premises. Tenant will immediately surrender the Leased Premises upon the expiration or earlier termination of this Lease for any reason. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, but not limited to, reasonable attorneys fees and any claims made by any succeeding tenant founded on such delay.

         31.2. Condition of Leased Premises. Upon the expiration of the Term or sooner termination of this Lease, except where the Lease has been terminated because of fire or other casualty, Tenant shall leave the Leased Premises and surrender it to Landlord "broom clean" and in good order, condition and repair, ordinary wear and tear excepted.

         31.3. Removal of Tenant's Property. When Tenant surrenders the Leased Premises to Landlord, Tenant shall, at Tenant's expense, forthwith remove all personal property effect of Tenant and those of any other persons claiming under Tenant, from the Leased Premises, the Building, the Property and the real property known as "Science Park" of which the Property forms a part. Property not removed by Tenant within forty-eight (48) hours after termination of this Lease shall be deemed abandoned and Landlord may, at Tenant's expense, remove the same from the Property and/or at Landlord's option sell or otherwise dispose of the same with no obligation to remit any portion of the proceeds of any such sale to Tenant. Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in so removing and disposing of such property.

         31.4. Holding Over Shall Not Renew Lease. Tenant's occupancy of the Leased Premises beyond the Term of this Lease or after termination will not constitute a renewal of the Lease by operation of law or otherwise for any period whatsoever. If Tenant does so occupy the Leased Premises, it shall be deemed to be a tenant at sufferance only and shall pay Landlord rent in an amount equal to two hundred percent (200%) of the highest Base Rent and Additional Rent payable hereunder and shall be subject to all other provisions of this Lease. Regardless of any payment made by Tenant or any payment cycle, no holding over after receipt of notice of termination shall under any circumstances be deemed any more than a tenancy at sufferance.

                  ARTICLE 32. ADDITIONAL OBLIGATIONS OF TENANT

         Tenant shall promptly reimburse Landlord, upon demand, for all costs of Landlord, including reasonable attorney's fees, incurred in the enforcement of this Lease and in providing any consent or review of any sublease, mortgage or collateral assignment of Tenant's Leasehold interest, requested of Landlord hereunder.

                      ARTICLE 33. TENANT'S WAIVER OF RIGHTS

         In connection with any disputes and legal proceedings arising from this Lease, Tenant waives the following legal rights:

                  A. Waiver of Trial by Jury. Landlord and Tenant shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and any emergency or any other statutory remedy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on non-payment of Base Rent or Additional Rent.

                  B. Waiver of Notice to Quit. The right to a formal demand to leave the premises upon expiration of this Lease by lapse of time, known as a "Notice to Quit", or any other form of notice under 'SS'47a-25 of the Connecticut General Statutes, should Landlord use summary process to evict Tenant or regain possession of the Leased Premises.

                  C. Waiver of Right of Reinstatement. Any right, under existing or future law, to gain back the Leased Premises once Tenant is legally removed (known as "Right of Reinstatement").

                  ARTICLE 34. EFFECT OF WRITTEN LEASE AGREEMENT

         34.1. Written Lease Sole Expression of Parties' Intent. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Lease, are merged in this Lease. No oral statements or representations or prior written communications by or between the parties dealing with this Lease shall be binding or effective. This Lease is the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter of this Lease.

         34.2. Amendment of Written Lease. This Lease can be modified, altered or amended only by a written agreement signed by both Landlord and Tenant.

                       ARTICLE 35. INTERPRETATION OF LEASE

         35.1. Partial Invalidity. If any of the provisions of this Lease, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Lease. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the rent to be paid by Tenant, Landlord may cancel this Lease.

         35.2. Article and Section Captions. Article and section captions will not be given any effect in determining the meaning of this Lease.

         35.3. Governing Law. The laws of the State of Connecticut will govern the interpretation of this Lease.

         35.4. Successors and Assigns. This Lease shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns.

         35.5. Continuing Obligations. Notwithstanding anything to the contrary contained herein, all of Tenant's and Landlord's respective rights, remedies, obligations and liabilities under this Lease shall survive the Expiration Date or the earlier termination of this Lease for any reason.

         35.6. Landlord's Liability. In the event of a ground lease, sale, transfer or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability for any of the obligations, covenants or conditions, express or implied, herein contained, provided the purchaser, ground lessee or transferee assumes Landlord's obligations and covenants hereunder. In such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.

         Landlord and Landlord's officers, directors, shareholders and agents shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord on any of its obligations. Tenant shall look solely to the equity of the Landlord in the Leased Premises at the time of the breach or default for the satisfaction of any remedies of Tenant, and shall have no recourse against any other assets of Landlord or against any assets of any officer, director, shareholder or agent of Landlord. Such exculpation of liability shall be absolute and without any exception whatsoever.

                  ARTICLE 36. OPTION TO EXPAND LEASED PREMISES.

         36.1. Option to Expand. If, during the Term of this Lease, additional space in the Building contiguous to the Leased Premises becomes available, Landlord will notify Tenant of such availability, and Tenant shall have the option to lease such additional space (the "Additional Leased Premises") from the Landlord for the remainder of the Term of this Lease. Tenant shall have ten
(10) days after notice of the availability of the Additional Leased Premises to exercise such option by giving written notice to Landlord.

         36.2. Additional Parking Areas. The rental of the Additional Leased Premises shall include the use of additional parking areas equal in number to the gross square footage of the Additional Leased Premises divided by one thousand (1,000), rounded to the nearest thousand.

         36.3. Base Rent on Additional Leased Premises. The base annual rent for the Additional Leased Premises shall be an amount equal to the gross square footage of the Additional Leased Premises multiplied by ninety percent (90%) of the then current fair market rental as determined by the Landlord. Such rent shall be due and payable in twelve (12) equal monthly installments in advance on the first (1st) day of each calendar month during the Term of the Lease, and shall be in addition to the Base Rent as described in Section 3.1. If Tenant shall take possession of the Additional Leased Premises on any day other than the first (1st) day of a calendar month, such rent shall be pro-rated on a per diem basis.

         36.4. Additional Rent on Additional Leased Premises. In addition to the base rent for the Additional Leased Premises, Tenant shall pay to Landlord the Additional Rent defined in Section 3.2, provided that any express or implied reference in such Section (and in any other Sections of this Lease referred to in such Section, including, but not limited to, Section 3.3 and Section 4.3), to the Leased Premises shall be deemed to include a reference to the Additional Leased Premises.

         36.5. References to Leased Premises to be deemed to include Additional Leased Premises. Except as expressly modified by this Article 36, any reference, express or implied, in this Lease to the Leased Premises shall be deemed to include a reference to the Additional Lease Premises.


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

Signed, Sealed and Delivered
In the Presence of:

TENANT:

VION PHARMACEUTICALS, INC.


By:      /s/ Steven H. Koehler
         ---------------------
         Steven H. Koehler
         Vice President, Finance
         Chief Financial Officer

LANDLORD:

SCIENCE PARK DEVELOPMENT  CORPORATION

By:      /s/ Richard J. Grossi
         ---------------------
         Richard J. Grossi, Chairman of the Board

STATE OF CONNECTICUT       )
                           ) ss.: New Haven           February 19, 2002
COUNTY OF NEW HAVEN        )

         On this date personally appeared before me Steven H. Koehler, who acknowledged himself to be the duly authorized Vice President, Finance and Chief Financial Officer of VION PHARMACEUTICALS, INC., a corporation, and that he, as such officer, executed the foregoing Lease for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I hereunto set my hand.


                                     /s/ Erin Shanley
                                     -----------------------------------
                                     Commissioner of the Superior Court/
                                     Notary Public



STATE OF CONNECTICUT       )
                           ) ss.: New Haven           February 19, 2002
COUNTY OF NEW HAVEN        )


         On this date personally appeared before me Richard J. Grossi, who acknowledged himself to be the duly authorized Chairman of the Board of Science Park Development Corporation, a corporation, and that he, as such officer, executed the foregoing Lease for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I hereunto set my hand.


                                     /s/ Erin Shanley
                                     -----------------------------------
                                     Commissioner of the Superior Court/
                                     Notary Public

                                    EXHIBIT A

                    LEGAL PROPERTY DESCRIPTION FOR BUILDING 4

                                   SCHEDULE A

                       FLOOR PLAN FOR THE LEASED PREMISES

                                   SCHEDULE B

                         CHEMICALS AND HAZARDOUS WASTES

                                   SCHEDULE C

                                    EQUIPMENT

                                   SCHEDULE D

                              RULES AND REGULATIONS

         1. No sign, signal, advertisement, notice or other lettering, except as allowed in the Lease, shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Leased Premises or inside of the Building without the prior written consent of Landlord. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of color, size and style and in such places as shall be first approved in writing by Landlord. Interior signs on doors and directory tablet shall be inscribed, painted or affixed by each tenant at Tenant's expense and shall be of a size, color and style acceptable to Landlord. Tenant agrees that any door or directory signage shall be removed at the end of the Lease Term and all doors and walls will be restored to their original conditions. All signs that are contracted for by Landlord will be at the rate fixed by Landlord from time to time and Tenant will be billed and will pay for such service accordingly.

         2. Tenant will refer to Landlord all contractors, contractors' representatives and installation technicians rendering any service to Tenant for Landlord's supervision, approval and control before performance of any contractual service. Except for the hanging of pictures, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         3. The Landlord shall designate appropriate entrances and in the case of Building Twenty Five; a "Freight" elevator for deliveries or other movement, to or from the Building, of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances or elevators for such purposes, except as designated by Landlord. Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control as to the time, method and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to, any of said property or persons resulting from any act in connection with such service performed for Tenant, unless performed by Landlord, its agents, employees or contractors.

         4. Tenant shall not deface any part of the Leased Premises, Building or Property.

         5. No portion of the Leased Premises or of any other part of the Building shall at any time be used for cooking (except in designated areas), or occupied for lodging or sleeping, or for any immoral or illegal purpose, or for any purpose that will damage the Property or the reputation thereof or for any purpose other than that specified in the Lease covering the Leased Premises.

         6. Tenant shall not place, install or operate on the Leased Premises or in any other part of the Building or on the grounds any engine or machinery or maintain, use or keep any flammable, explosive or hazardous material without the prior written consent of Landlord.

         7. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether or not such loss occurs when the area is locked against entry.

         8. No birds or animals shall be brought into or kept in or about the Building, without permission of Landlord, except as necessary for Tenant's conduct of business on the Leased Premises. Tenant shall at its sole expense comply with all federal, state and local laws, ordinances, codes and regulations applicable to the presence of such birds or animals on the Leased Premises.

         9. Tenants shall not hire or employ employees of Landlord without Landlord's prior express written consent.

         10. Landlord will not permit entrance to the Leased Premises by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except to employees, contractors or service personnel directly supervised by Landlord.

         11. The entries, passages, doorways, elevators, elevator doors, hallways and stairwells shall not be blocked or obstructed; no rubbish, litter, trash or material of any nature shall be placed, emptied or thrown in these areas; and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees, invitees, Tenant's equipment, furnishings and supplies to or from the Leased Premises.

         12. Tenant shall not do or permit anything to be done in or about the Building or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants or do anything in conflict with the valid pertinent laws, rules or regulations of any government authority.

         13. Landlord desires to maintain the highest standards of environmental comfort and convenience for the tenancy. It will be appreciated if any undesirable conditions or lacks of courtesy or attention are reported directly to Landlord.

         14. The work of janitors or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and such work may be done at any time when the Leased Premises are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

         15. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc. that are to be placed in the Building, and only those which in the opinion of Landlord do not exceed acceptable floor loading and might not with reasonable probability do damage to the floors, structure and/or freight elevator, may be moved into said Building. Landlord's permission will not be unreasonably withheld. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant, unless otherwise covered by insurance.

         16. Landlord shall have the right to prohibit the use of the Science Park Development Corporation name, or of the name of the Science Park project or of any Science Park building, or any other publicity by Tenant, which, in Landlord's opinion, tends to impair Landlord's reputation or that of the Building or its desirability for the executive offices of Landlord or of other tenants; and, upon written notice from Landlord, Tenant will refrain from or discontinue such use or publicity. Landlord's permission will not be unreasonably withheld.

         17. No food or beverages may be stored in any areas other than in those specifically designated for such purposes. Also, waste materials, including trash from the packaging, preparation or serving of the above, must be disposed of the same day in the proper receptacles. Tenant must bear the cost of correcting any pest problem resulting from these activities.

         18. No weapons are allowed on the Property or on the real property known as "Science Park" of which the Property forms a part.

         19. Any device used for moving of furniture, freight, mail or paper goods that will be used on a daily basis will be padded in such a way as to protect from possible damage any surface with which it may come in contact. Any device used on an occasional basis, which is not padded, will be operated in a safe manner so as to prevent damage to any walls, doors, floors, ceilings or other surfaces. Hand trucks must have rubber tires.

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         20. All work done by service personnel, whether in-house or contracted, shall be done in a first class manner to accepted standards of the trade and shall conform to all codes imposed by any governmental authority.

         21. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, shades or screens shall be attached to, or hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures so permitted by Landlord must be of a quality, type, design and color and attached in the manner approved by Landlord.

         22. No show cases or other articles shall be placed in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

         23. Water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by any Tenant who, or whose servants, employees, agents, contractors, subcontractors, licensees or visitors, shall have caused the same.

         24. Landlord reserves the right to exclude from the Building any persons who do not present identification acceptable to Landlord. Landlord shall in no case be liable for damages for any error with regard to admission or exclusion from the Building of any person.

         In the case of riot, mob, invasion, public excitement or other circumstances rendering such actions advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such actions as the Landlord may deem appropriate including closing doors.

         25. The requirements of Tenant will be attended to only upon application at the office of Landlord's building manager in the manner set forth by Landlord. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         26. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

         27.  Entrance to Science Park

         Tenant's employees and Landlord's personnel will be issued photo identification cards ("IDs") which must be shown upon request at all entrances to and anywhere on the real property known as "Science park" of which the Property is a part, if requested by

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Science Park's security officers. This ID authorizes the bearer to be in or around all Science Park buildings but not on or in property or buildings owned by U.S. Repeating Arms Company, Olin Corporation or buildings or areas not open to the public. The ID authorizes no one to enter uninvited into another company's office or work area. If an ID is lost or stolen, it should be reported to Security immediately. There is a $5.00 charge for replacement.

         28.  Hours of Operation

         Science Park is open 24 hours a day, 7 days a week. The normal hours of operation are Monday through Friday from 8:00 a.m. to 6:00 p.m. excluding holidays.

         29.  Keys to Offices

         Two keys will be issued for each tenant's space. The principal of the Tenant will sign for the keys upon issuance. The Tenant may make additional copies of the keys as needed. It will be the responsibility of the Tenant's principal to keep track of those persons to whom he has issued keys. All keys and photo IDs must be returned to the Landlord upon termination of the Lease or a $15 penalty per item charge will be deducted from the security deposit held by Landlord. Replacement of locks because of lost or unreturned keys shall be undertaken at the Tenant's expense.

         30.  Parking and Speed Limit

         All Science Park companies and employees will be assigned to specific parking lot areas. There are no assigned spaces other than for handicapped parking. It is requested that individuals park between the painted lines. If for business reasons you wish to leave your vehicle overnight or for the weekend, the security office must be notified. No one is allowed to "deadhead" his or her vehicle in the parking lots. Vehicles found improperly parked obstructing exits, fire lanes, other spaces, etc. will be towed at the owner's expense. All vehicles will be issued Science Park parking identification.

         The speed limit for the private drives and roadways within Science Park is 15 m.p.h. Please obey this speed limit for the safety of everyone walking and driving within the Park.

         31.  Reporting Emergencies or Incidents

         All emergencies (fire, injury, illness, etc.) should be reported to security immediately at 786-5007. This telephone number must only be used in cases of emergency. Incidents such as thefts, unwanted persons, vandalism or damage to parked vehicles in Science Park should also be reported as soon as possible.

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         32.  Tours and Meetings

         Security should be notified in advance of any planned meetings or tours in Science Park and should be provided with the following information:

         (a) date and time;

         (b) person in charge; and

         (c) number of persons expected.

Tours accompanied by a host may go to the following areas:

                  (a) All outdoor areas under the supervision of Science Park Development Corporation; and

                  (b) Lobby areas and the food service areas, which should be entered through the shortest possible route so as to avoid making noise in the hallways.

         33. Special Events Held by Science Park Companies

         Any event held by a Science Park company which may disturb or interfere with the security, safety or operations of other companies or which involves more than ten (10) people entering into the Park must be registered with the Landlord and the Landlord's security site supervisor. The host company may be required to hire additional security or maintenance personnel. For any such special event, the following will be required:

         (a) Events will be held within the confines of the host company's Leased Premises and only within an SPDC common area when express permission has been granted.

         (b) Participants will be restricted to a pre-determined area within which bathroom facilities are available.

         (c) A guest list must be provided to Landlord's security site supervisor at least twenty-four (24) hours in advance of the special event.

         (d) Arrangements will be made for ample parking to be available with proper signs provided to guide and inform the guests. The host company should be prepared to provide the signs.

         (e) Alcohol consumption must be monitored by the host company for underage persons and for excessive consumption by guests.

         (f) The host company will be responsible for cleanup and for any damage and costs incurred in restoring any area involved to its original good condition.

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         34. Roof Off Limits. No Tenant and no employee or invitee of any Tenant or employee, shall go upon the roof of the Building without Landlord's permission.

         35. Changes to Entrances. Landlord shall have the right at any time without incurring any liability to Tenant to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas of the Building.

         36.  Additional Rules and Regulations; Tenant Information Services.

         (a) Tenants are required to provide a 2-3 line description of their company's operation for the Science Park telephone/address directory. This description will include P.O. Box, telephone numbers (fax, voice, e-mail) and company principal(s). Each tenant will receive one copy of the park directory when updated.

         (b) Tenants are required to comply from time to time with providing personnel and strategic data which identifies benchmarks for Science Park performance, including but not limited to the number of employees hired from New Haven, the neighborhoods and the State of Connecticut; education levels; company expansion plans and needs, etc. All data will be kept confidential.

         (c) Conference rooms are available on a first come basis free of charge to tenants. Notice 72 hours prior to intended usage is required. Tenants will be responsible for setting up and returning the room back to its previous condition prior to their usage. SPDC will continue to be responsible for scheduling of all rooms and reserves the right to intervene when, in SPDC's sole judgement, a tenant's excess usage impacts other tenants unfairly.

         (d) Upon proper authorization by tenant company management, tenant company employees are eligible to use certain Yale facilities and services for a fee. Yale Sterling Library cards can be issued without charge upon proper authorization. SPDC reserves the right to limit the number of Yale library and other cards issued to each company and reserves the right to terminate these services.

         (e) Tenants are required to pay all billed charges within 30 days from invoice date or they understand service is subject to cut-off until charges are paid in full.

         37. Amendments. Landlord reserves the right to alter and amend these Rules and Regulations from time to time.

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